Exhibit 99.1
PRESS RELEASE December 01, 2011	For Immediate Release
Naturally Advanced Technologies Signs Exclusive Deal with National Retail Partner for CRAiLAR Flax in Domestic Textiles
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New Fiber Expected to Bolster Sustainability of Products

VANCOUVER, B.C. and Portland, Ore. (December 1, 2011) - Naturally Advanced Technologies Inc. (NAT) (OTCBB: NADVF) (TSXV: NAT) announced it has entered into a development and supply agreement with Target (NYSE: TGT) to evaluate the use of its CRAiLAR Flax fiber in Target's domestic textiles category beginning December 1. The agreement includes two years of exclusivity in the category and calls for Target's evaluation of CRAiLAR Flax in a number of products including sheets, top of bed, shower curtains, window treatments, table linens, decorative pillows, towels, and more.

"Target represents a best-in-class partner for CRAiLAR in the domestic textiles category," said Ken Barker, CEO of Naturally Advanced Technologies. "Also the fiber's performance in moisture management, shrinkage reduction, and dye chemical savings is in line with Target's sustainability efforts."

The proprietary CRAiLAR enzymatic process, developed by Vancouver-based NAT in conjunction with the National Research Council of Canada, turns natural bast fibers---such as flax, hemp, jute, and kenaf -- into soft, finished textiles that are as comfortable as cotton, but more durable and eco-friendly. The result is a product that can integrate with existing technology for spinning, weaving, or forming fabric, which can be used across categories such as apparel, footwear, work wear, and domestic textiles. Additionally, CRAiLAR can be used for a number of industrial applications. This year, NAT has announced commercialization or development agreements for CRAiLAR Flax fiber with HanesBrands, Georgia-Pacific, Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex and Brilliant Global Knitwear.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(r) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Media Contact:
Ryan Leverenz
Lew Leverenz Associates
(415) 999-1418
ryan.leverenz@gmail.com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436.7869
ir@naturallyadvanced.com